Exhibit 99.1

Deer Consumer Products, Inc. Prices Underwritten Public Offering of 6,000,000 Shares of Common Stock

On Friday, December 11, 2009, 6:00 am EST

NEW YORK, December 11, 2009/PRNewswire-Asia/ — Deer Consumer Products, Inc. (“Deer”) (Nasdaq: DEER; website: www.deerinc.com), a leading Chinese designer, manufacturer and seller of quality small home and kitchen electric appliances to both global and Chinese domestic consumers, announced today the pricing of a public offering of 6,000,000 shares of its common stock at a public offering price of $11.00 per share. Deer has granted the underwriters an over-allotment option to purchase 900,000 additional shares of common stock at the public offering price. The offering is subject to customary closing conditions and is expected to close on December 16, 2009.

The net proceeds to Deer, after deducting underwriting discounts and commissions, excluding any exercise of the underwriters’ over-allotment option and any expenses or advisory fees related to the offering, are expected to be approximately $61,686,000. Deer intends to use the net proceeds from the offering for general corporate purposes including the expansion of our product offerings in China, expanding Chinese domestic market sales, and to meet working capital needs.

William Blair & Company, L.L.C. and BMO Capital Markets Corp. are acting as joint book-running managers for this offering.

Deer’s registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission on November 4, 2009. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus supplement and base prospectus relating to the offering may be obtained by visiting EDGAR on the SEC’s Web site at http://www.sec.gov and from William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, Attention: Syndicate (telephone: 1-312-236-1600).

About Deer Consumer Products, Inc.

Deer Consumer Products, Inc. (www.deerinc.com) is a NASDAQ Global Market listed U.S. public company headquartered in China. Supported by more than 103 patents, trademarks and copyrights and approximately 1,900 company-trained seasonal and full-time production workers, Deer is a leading Chinese designer, manufacturer and seller of quality small home and kitchen electric appliances both in the China domestic market and to export markets. Deer’s product lines include blenders, juicers, soy milk makers and other home appliances designed to make today’s lifestyles simpler and healthier. With more than 100 global and domestic clients/branded products, including Black & Decker®, Ariete, Disney, Toastmaster, Magic Bullet, Back to Basics and Wal-Mart, Deer has enjoyed rapid sales and earnings growth in the recent years.

Safe Harbor Statement

All statements in this press release that are not historical are forward- looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company’s expectations. Deer’s actual results may differ from its projections. Further, preliminary results are subject to normal year-end adjustments. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Deer’s current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Deer’s filings with the Securities and Exchange Commission.

Contact Information:

Mrs. Yongmei Wang Corporate Secretary Deer Consumer Products, Inc. Tel: 011-86-755-86028285 Email: ir@deerinc.com